Exhibit(10)(iii)(A)(17.17)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”) is hereby amended, effective as of January 1, 2009 and in order to exclude employees hired or rehired on or after January 1, 2009 from being entitled to participate in the Plan, by adding a new paragraph (l) reading as follows to the end of Subsection 2.1.9 of the Plan.

(l) Notwithstanding the provisions of paragraph (a) above, if a person becomes an Employee on any date after December 31, 2008 (whether as a new hire or a rehire) after not having been an Employee on the immediately preceding date, then he shall not in any event be considered a “Covered Employee” at any time on or after such post-December 31, 2008 date on which he so becomes an Employee, even if he would be deemed to have become a Covered Employee during such time were the provisions of this paragraph (l) ignored.

IN ORDER TO EFFECT THE FOREGOING PLAN CHANGE, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	V.P. General Counsel & Secretary
Date: